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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

REPLIMUNE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Replimune Group, Inc.
500 Unicorn Park
Woburn, MA 01801

Dear Stockholder:

        On behalf of the Board of Directors of Replimune Group, Inc. (the "Company", "we" or "Replimune"), I invite you to attend our 2020 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Wednesday, September 9, 2020, at 2:00 p.m., Eastern Time. We have adopted a virtual format for our Annual Meeting in an effort to maintain the health and well-being of our directors, employees and stockholders in light of the public health impact of the coronavirus pandemic ("COVID-19"). You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/268991760, but you will not be able to attend the Annual Meeting in person.

        The matters to be voted upon at the Annual Meeting are listed in the Notice of Annual Meeting and more fully described in the proxy statement accompanying this letter (the "Proxy Statement").

        All holders of record of our common stock at the close of business on July 28, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We therefore are soliciting proxies so that each stockholder has an opportunity to vote on the matters that are scheduled to come before the stockholders at the Annual Meeting. Instructions regarding how you can vote are contained on your proxy card. You may vote over the Internet, by telephone, or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote electronically if you decide to attend the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a telephone number or Internet website to do so. Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.

        Thank you for your continuing interest in the Company.

Sincerely,
/s/ PHILIP ASTLEY-SPARKE Philip Astley-Sparke Chief Executive Officer July 29, 2020

Replimune Group, Inc.
500 Unicorn Park
Woburn, MA 01801

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

        The 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Replimune Group, Inc. (the "Company", "we" or "Replimune") will be held on Wednesday, September 9, 2020, at 2:00 p.m., Eastern Time. We have adopted a virtual format for our Annual Meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/268991760 and entering your 15-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is REPL2020. The Annual Meeting will be held for the purpose of considering the following company-sponsored proposals:

  1.
  To elect Paolo Pucci, Jason Rhodes, Sander Slootweg, and Otello Stampacchia as Class II members of Replimune's Board of Directors (each a "Class II director"), each to serve for a three-year term until Replimune's 2023 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified; and

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Replimune for the fiscal year ending March 31, 2021.

        We will also consider and act upon any other matters that properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

        Our Board of Directors recommends that you vote "FOR" each of the nominees for Class II director (Proposal No. 1) and "FOR" ratification of the proposed independent registered public accounting firm (Proposal No. 2).

        Our Board of Directors has fixed the close of business on July 28, 2020 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Therefore, each outstanding share of our common stock entitles the holder of record of such shares at the close of business on July 28, 2020 to receive notice of, and to vote at, the Annual Meeting or any continuation, adjournment or postponement thereof. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 15-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

        Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you choose to attend the Annual Meeting electronically, you may still vote your shares electronically at the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions. Your proxy is revocable in accordance with the procedures set forth in our proxy statement.

        All stockholders are extended a cordial invitation to attend the Annual Meeting via live webcast.

By Order of the Board of Directors,
/s/ PHILIP ASTLEY-SPARKE Philip Astley-Sparke Chief Executive Officer July 29, 2020

Replimune Group, Inc.
500 Unicorn Park
Woburn, MA 01801

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, September 9, 2020 at 2:00 p.m. Eastern Time

GENERAL INFORMATION

        This proxy statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Replimune Group, Inc., a Delaware corporation ("Replimune," "we," "our," "us," or the "Company"), of proxies in the accompanying form to be used at our 2020 Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 9, 2020 at 2:00 p.m., Eastern Time, and any continuation, postponement or adjournment thereof. We have adopted a virtual format for our Annual Meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/268991760 and entering your 15-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is REPL2020.

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

        This Proxy Statement, the enclosed proxy card and Replimune's Annual Report on Form 10-K for the fiscal year ended March 31, 2020, or, for shares held in street name (held for your account by a broker or other nominee), the voting instruction form, are scheduled to be first sent to stockholders beginning on or around July 29, 2020.

When is the record date for the Annual Meeting?

        The Board has fixed the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting as of the close of business on July 28, 2020 (the "Record Date").

Who can vote at the Annual Meeting?

        You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. As of the close of business on the Record Date, we had approximately 40,458,079 shares of common stock outstanding. Each share of common stock entitles the holder to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.

Who can attend the Annual Meeting?

        We have adopted a virtual format for our Annual Meeting in an effort to maintain the health and well-being of our directors, employees and stockholders in light of the public health impact of the coronavirus pandemic ("COVID-19"). You may attend the Annual Meeting online only if you are a stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.meetingcenter.io/268991760. The password for the meeting is REPL2020. To attend and participate in the Annual Meeting, you will need the 15-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in "street name," as described below, you must register in advance to attend the Annual Meeting online using the instructions found under the caption "How do I vote?" below.

        The Annual Meeting webcast will begin promptly at 2:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time, leaving ample time for check-in procedures.

        What is the difference between a stockholder of record and beneficial owner of shares held in "street name"?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement will be sent directly to you by Replimune.

        Beneficial Owner of Shares Held in "Street Name."    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Annual Meeting and Proxy Statement were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

        If you are a stockholder of record and your shares are registered directly in your name, you may vote:

  •
  By Internet.  You may vote by proxy via the Internet at www.investorvote.com/REPL by following the instructions provided on the enclosed proxy card. You must have your 15-digit control number that is included on the proxy card when voting.

  •
  By Telephone.  If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-652-VOTE (8683) and by following the instructions provided on the enclosed proxy card. You must have your 15-digit control number that is included on the proxy card when voting.

  •
  By Mail.  Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Computershare Proxy Services, P.O. Box 505000, Louisville, KY, 40233. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not otherwise specify how you want your shares voted, they will be voted "FOR" the election of the Class II director nominees named herein to the Board and "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

  •
  Electronically at the Annual Meeting.  If you attend the meeting online via live webcast, you will need the 15-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

        If your shares are held in street name (held for your account by a broker or other nominee), you may vote:

  •
  By Internet or By Telephone.  You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

  •
  By Mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  Register to Attend the Annual Meeting.  You may register to attend the meeting online via webcast as a stockholder in advance (allowing you to both vote and ask questions during the

    Annual Meeting). To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on September 8, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare in the following manner: (1) by email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com; or (2) by mail: Computershare, Replimune Group, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What are the Board's recommendations on how to vote my shares?

        The Board recommends a vote:

  •
  Proposal No. 1:  "FOR" the election of each of Paolo Pucci, Jason Rhodes, Sander Slootweg, and Otello Stampacchia as Class II members of the Board (the "Class II directors").

  •
  Proposal No. 2:  "FOR" ratification of PricewaterhouseCoopers LLP as Replimune's independent registered public accounting firm for the fiscal year ending March 31, 2021.

Who pays the cost for soliciting proxies?

        Replimune will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Replimune may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change or revoke my vote?

        You may revoke your proxy at any time before it is voted by delivering written notice to our Investor Relations team at our principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the meeting and voting electronically during the Annual Meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change or revoke your vote.

How is a quorum reached?

        The presence of holders of at least a majority of the issued and outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completion and submission of a proxy or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposal No. 1. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What are broker non-votes?

        "Broker non-votes" are shares represented at the Annual Meeting held by brokers, banks or other nominees (i.e., in "street name") which do not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, nominees may vote to ratify the selection of independent auditors (Proposal No. 2). In contrast, nominees may not vote to elect directors (Proposal No. 1), because that proposal is considered a "non-discretionary" item. Accordingly, if you do not instruct your broker, bank or other nominee how to vote your shares on Proposal No. 1, your broker, bank or other nominee will not be permitted to vote your shares on this matter. This is a "broker non-vote."

What vote is required to approve each item?

        Required Vote—Election of Directors (Proposal No. 1).    Directors will be elected by a plurality of the votes cast electronically or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the four individuals receiving the highest number of "FOR" votes will be elected as directors. Votes that are withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        Required Vote—Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2).    The affirmative vote of a majority of shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" ratification of the independent auditors. Because the ratification of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

        If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

        Replimune does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold shares through a broker, bank or other nominee, as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Why hold a virtual Annual Meeting?

        As part of our effort to maintain a safe and healthy environment for our directors, employees and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in our best interest and the best interest of our stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.meetingcenter.io/268991760. The password for the meeting is REPL2020. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

        We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at the following website: https://support.vevent.com/.

What happens if the meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

        It means that you have multiple accounts with Computershare or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission (the "SEC") within four business days after the Annual Meeting date.

What are the implications of being an "emerging growth company" and a "smaller reporting company"?

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) March 31, 2024, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior September 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

        Additionally, we are also a "smaller reporting company" as that term is defined in Regulation S-K. We will remain a smaller reporting company if we have (1) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (2) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Who should I call if I have any additional questions?

        If you hold your shares directly, please call Investor Relations at +1 (339) 970-2843. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

 Important Notice Regarding the Availability of Proxy Materials for the
2020 Annual Meeting of Stockholders to be Held on September 9, 2020

        The Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 are available free of charge at www.envisionreports.com/REPL or at www.replimune.com under "Investors and Media" at "Financials & Filings."

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        In accordance with Replimune's certificate of incorporation and bylaws, each as currently amended and in effect, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve a three-year term with the term of office of each class ending in successive years. Jason Rhodes, Sander Slootweg, and Otello Stampacchia are the Class II directors whose terms expire at the Annual Meeting. Additionally, the term of office of Paolo Pucci, who was appointed as a director by the Board on April 1, 2020 to fill a vacancy resulting from an increase in the size of the Board from nine members to ten, also expires at the Annual Meeting.

        Each of Paolo Pucci, Jason Rhodes, Sander Slootweg, and Otello Stampacchia has been nominated for, and has agreed to stand for, election to the Board to serve as a Class II director of Replimune for three years until the 2023 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.

        It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the four nominees listed above as director nominees. Replimune has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each director nominee, including his period of service as a director of Replimune, principal occupation and other biographical material, is included below.

        A plurality of the votes cast at the meeting will be required for the election of the Class II director nominees. The four nominees for director with the highest number of affirmative votes will be elected as directors of Replimune. Broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
EACH OF THESE NOMINEES FOR CLASS II DIRECTOR.

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

 BOARD OF DIRECTORS

Board Composition and Structure

        Our certificate of incorporation and bylaws, each as currently amended and in effect, state that our Board will consist of a number of directors that will be fixed exclusively by the Board from time to time in accordance with the bylaws of the Company. Each director holds office until his successor is duly elected and qualified or until his death, incapacity, resignation or removal. Our certificate of incorporation, as currently amended and in effect, provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

        Our certificate of incorporation, as currently amended and in effect, provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated opposite such director's name. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our current Class II directors, if elected, will serve until the 2023 Annual Meeting of Stockholders; our current Class I directors will serve until the 2022 Annual Meeting of Stockholders; and our current Class III directors will serve until the 2021 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.

        Our Board is currently composed of ten members. Below is a list of the names, ages as of July 28, 2020 and classification of the individuals who currently serve as our directors or are nominees to be elected at the Annual Meeting.

Name	Age	Position(s)	Class
Philip Astley-Sparke	49	Chief Executive Officer and Director	I
Robert Coffin, Ph.D.	55	President, Chief Research & Development Officer and Director	III
Kapil Dhingra, M.B.B.S.(1)(2)	60	Director	I
Hyam Levitsky, M.D.(3)	62	Director	III
Paolo Pucci(2)(3)	59	Director	II(4)
Jason Rhodes(2)(3)	51	Director	II
Joseph Slattery(1)(2)	55	Director	I
Sander Slootweg	51	Director	II
Otello Stampacchia, Ph.D.(3)	51	Director	II
Dieter Weinand(1)	59	Director	III

(1)
Member of the Audit Committee.

(2)
As of March 31, 2020, Messrs. Dhingra, Rhodes and Slattery served as members of the Compensation Committee. As of July 28, 2020, Mr. Pucci replaced Mr. Rhodes as a member of the Compensation Committee.

(3)
As of March 31, 2020, Dr. Levitsky, Mr. Rhodes and Dr. Stampacchia served as members of the Nominating and Corporate Governance Committee. As of July 28, 2020, Mr. Pucci replaced Dr. Stampacchia as a member of the Nominating and Corporate Governance Committee.

(4)
Effective as of April 1, 2020, Mr. Pucci was unanimously appointed as a member of the Board by the members of the Board then in office to fill a vacancy resulting from an increase in the size of the Board from nine members to ten. While Mr. Pucci does not currently serve as a Class II director, he has been nominated for election as a Class II director at the Annual Meeting.

        In consultation with our Nominating and Corporate Governance Committee, the Board has determined that the classified board structure remains appropriate at this time. A classified board provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of biologics makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging development environment while resisting the pressure to focus on short-term results at the expense of our long-term value and success. Our future success depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors enhances director independence from both management and stockholder special interest groups.

Director Biographies

        Information concerning our continuing directors and director nominees is set forth below. The biographical description of each continuing director and director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.

  Class II Directors (Nominees Standing for Re-Election at the Annual Meeting)

  Paolo Pucci

        Mr. Pucci was appointed as a member of our Board on April 1, 2020 following an increase in the size of our Board from nine members to ten. Prior to his appointment to our Board, Mr. Pucci served as the Chief Executive Officer of ArQule, Inc., a biopharmaceutical oncology and rare diseases company engaged in the research and development of targeted therapeutics, from June 2008 until it was acquired by Merck & Co. in January 2020. Before joining ArQule, Inc., Mr. Pucci worked at Bayer AG from 2001 to 2008, where he served in a number of leadership capacities, including President of the Oncology & Global Specialty Medicines Business Units, and was a member of the Bayer AG Pharmaceuticals Global Management Committee. Before Bayer AG, Mr. Pucci held positions of increasing responsibility with Eli Lilly & Co. from July 1991 to April 2001, culminating with his appointment as Managing Director, Eli Lilly Sweden AB. Mr. Pucci earned an M.S. in economics and accounting from Università degli Study di Napoli Federico II and an M.B.A. in marketing and finance from the University of Chicago. Mr. Pucci has previously served on the boards of directors of ArQule, Inc., Algeta ASA, until its acquisition by Bayer AG, Dyax Inc., until its acquisition by Shire Plc, and NewLink Genetics Inc. He currently serves on the boards of directors of West Pharmaceuticals Services, Inc. and Merus N.V. Mr. Pucci is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience in management roles at life sciences companies.

  Jason Rhodes

        Mr. Jason Rhodes has been a member of our Board since 2015 and a partner at Atlas Ventures since 2014. He has been a Founder and Chairman of Generation Bio Co. since 2016, a Founder and Chairman of Disarm Therapeutics, Inc. since 2016, and a Founder and the Executive Chairman of Dyne Therapeutics since 2018. He has been a member of the boards of directors of Gemini Therapeutics, Inc. since 2016 and Accent Therapeutics, Inc. since 2017 and was previously a member of the board of directors of Bicycle Therapeutics Limited from 2015 to 2019. From 2010 to 2014, Mr. Rhodes was at Epizyme, Inc., where he most recently served as President and Chief Financial Officer. He led business development at Alnylam Pharmaceuticals, Inc. from 2007 to 2010. Mr. Rhodes obtained a B.A. from Yale University in 1991 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1996. Mr. Rhodes is qualified to serve on our Board based on his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Sander Slootweg

        Mr. Sander Slootweg has been a member of our Board since 2015. Mr. Slootweg co-founded Forbion Capital Partners in 2006 and has served as one of its managing partners since that time. Mr. Slootweg has served on the boards of directors of Forbion Capital Partners' portfolio companies, NorthSea Therapeutics, Inc. since 2017, Oxyrane Limited since 2011, and each of Xention Discovery Ltd. and Ario Pharma Ltd. since 2006. Mr. Slootweg served on the boards of directors of uniQure N.V. from 2012 to 2014, Fovea Pharmaceutics S.A. from 2007 until its sale to Sanofi S.A. in 2009, Argenta Discovery Ltd. from 2001 until its sale to Galapagos N.V. in 2010, BioVex Group, Inc. from 2003 until its sale to Amgen, Inc. in 2011, Alantos Pharmaceuticals, Inc. from 2005 until its sale to Amgen, Inc. in 2007, Impella Cardiosystems AG from 2001 until its sale to Abiomed, Inc. in 2005, and Glycart AG from 2003 until its sale to F. Hoffmann-La Roche & Co. in 2005. Mr. Slootweg has also acted as the Chairman of the board of Amsterdam Molecular Therapeutics, the predecessor to uniQure N.V., from 2006 to 2012 and as the Chairman of the board of Dezima Pharma B.V. from 2012 until its sale to Amgen, Inc. in 2015. Before co-founding Forbion Capital Partners, he was an investment director at ABN AMRO Capital Life Sciences from 1999 to 2006. Mr. Slootweg holds degrees in Business and Financial Economics from the Free University of Amsterdam and Business Administration from Nijenrode University, The Netherlands. Mr. Slootweg is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Otello Stampacchia, Ph.D.

        Dr. Otello Stampacchia has been a member of our Board since 2015. Dr. Stampacchia founded Omega Funds in 2004 and has been a managing member at Omega Fund Management since 2006. Previously, Dr. Stampacchia was in charge of life sciences direct investments at AlpInvest Partners B.V. from 2001 to 2003. Before AlpInvest Partners B.V., from 2000 to 2001, Dr. Stampacchia was the portfolio manager of the Lombard Odier Immunology Fund. Previously, Dr. Stampacchia was a member of the healthcare corporate finance and mergers and acquisitions team at Goldman Sachs Group, Inc. from 1997 to 2000. Before joining Goldman Sachs Group, Inc., Dr. Stampacchia helped co-found the healthcare investment activities at Index Securities, now Index Ventures, Inc. Dr. Stampacchia is currently a member of the boards of directors of Amunix Pharmaceuticals, Inc., Kronos Bio, Inc., Morphic Therapeutic, Inc., and Scorpion Therapeutics, Inc. Dr. Stampacchia previously served on the boards of Gossamer Bio, Inc., ESSA Pharma, Inc., Median Technologies S.A. and Nuvation Bio, Inc. Dr. Stampacchia received a Ph.D. in Molecular Biology from the University of Geneva, Switzerland in 1997 and a Ph.D. in Biotechnology in 1998. Dr. Stampacchia is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Current Directors Not Standing for Re-Election at the Annual Meeting

  Philip Astley-Sparke

        Mr. Philip Astley-Sparke is one of our co-founders and has served as a member of our Board since our formation in 2015 and as our Chief Executive Officer since January 2020. Previously, Mr. Astley-Sparke served as our Executive Chairman from our formation in 2015 to January 2020. Since 2016, Mr. Astley-Sparke has served as Chairman of uniQure N.V., a Nasdaq-listed gene therapy company. From 2013 to 2015, Mr. Astley-Sparke served as uniQure N.V.'s President of U.S. operations, where he established its U.S. infrastructure. Mr. Astley-Sparke served as Vice President and General Manager at Amgen, Inc. until December 2011, following Amgen Inc.'s acquisition of BioVex Group, Inc. in March 2011. Mr. Astley-Sparke was previously President and Chief Executive Officer of BioVex Group, Inc. Prior to BioVex Group, Inc., Mr. Astley-Sparke was a healthcare investment banker at Chase H&Q and qualified as a Chartered Accountant with Arthur Andersen LLP. Mr. Astley-Sparke has been a Venture Partner at Forbion Capital Partners, a venture capital fund, since May 2012 and previously served as Chairman of the board of directors of Oxyrane Limited, a biotechnology company, from 2012 to 2020. Mr. Astley-Sparke received a B.Sc. in Cellular and Molecular Pathology from Bristol University. Mr. Astley-Sparke is qualified to serve on our Board because of his extensive knowledge of our Company based on his role as co-founder and Chief Executive Officer and his extensive financial and leadership experience.

  Robert Coffin, Ph.D.

        Dr. Robert Coffin is one of our co-founders and has served as a member of our Board since our formation in 2015 and as our President and Chief Research & Development Officer since January 2020. Previously, Dr. Coffin served as our President and Chief Executive Officer from our formation in 2015 to January 2020. From 2013 to 2015, Dr. Coffin served as a consultant for a number of biotechnology companies. From 2011 to 2013, Dr. Coffin served as Vice President of Global Development at Amgen, Inc. In 1999, Dr. Coffin co-founded BioVex Group, Inc., a spin out from his research group at University College London. Dr. Coffin served as the Chief Technology Officer of BioVex Group, Inc. until it was acquired by Amgen, Inc. in 2011. During his time at BioVex Group, Inc., Dr. Coffin invented all BioVex Group, Inc. products and oversaw all research and clinical development, including bringing T-Vec into two pivotal Phase 3 clinical trials. Dr. Coffin was awarded a Ph.D. in Virology from Imperial College London prior to his move to University College London in 1991. Dr. Coffin is qualified to serve on our Board due to his prior experience developing an oncolytic immunotherapy and his extensive knowledge of our Company based on his role as co-founder and President and Chief Research & Development Officer.

  Kapil Dhingra, M.B.B.S.

        Dr. Kapil Dhingra has been a member of our Board since 2017. Dr. Dhingra currently serves as the Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra also currently serves on the boards of directors of Median Technologies Inc., Five Prime Therapeutics Inc., and Autolus Therapeutics plc, a Nasdaq-listed biopharmaceutical company. Dr. Dhingra previously served as a member of the boards of directors of Micromet, Inc., until its acquisition by Amgen, Inc., Advanced Accelerator Applications S.A., until its acquisition by Novartis AG, and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., each of which was a public company during Dr. Dhingra's service as a director. From 1999 to 2008, Dr. Dhingra worked at F. Hoffmann-La Roche & Co. where he served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly & Co. where he served as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly & Co., Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra received his M.B.B.S. from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in Internal Medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in Hematology and Oncology at Emory University School of Medicine. Dr. Dhingra is qualified to serve on our Board due to his significant experience as a healthcare consultant, his biotechnology company board experience, and his experience as a senior officer of F. Hoffmann-La Roche & Co. and Eli Lilly & Co.

  Hyam Levitsky, M.D.

        Dr. Hyam Levitsky has been a member of our Board since May 2018. Since May 2019, Dr. Levitsky has served as President, Research and Development at Century Therapeutics, Inc. Dr. Levitsky served as Executive Vice President and Chief Scientific Officer at Juno Therapeutics, Inc. from 2015 to 2018 and was Head of Cancer Immunotherapy Experimental Medicine at F. Hoffmann-La Roche & Co. from 2011 to 2015. Previously, Dr. Levitsky was Professor of Oncology, Medicine, and Urology at The Johns Hopkins University School of Medicine and the Sidney Kimmel Comprehensive Cancer Center in Baltimore, MD where he began as an Assistant Professor of Oncology in 1991 and rose to Professor in 2002. At The Johns Hopkins University, Dr. Levitsky served as Scientific Director of the George Santos Bone Marrow Transplant Program from 2005 to 2011. He served on the External Scientific Advisory Board of the Pasteur Institute's Center for Human Immunology from 2008 to 2010. Dr. Levitsky holds a number of honors including being named a Stohlman Scholar by the Leukemia and Lymphoma Society in 2002, and was elected as a member of the American Society for Clinical Investigation in 2002. Dr. Levitsky received a B.S. from the University of Pennsylvania School of Engineering and Applied Science in 1980 and an M.D. from The Johns Hopkins University School of Medicine in 1984. Dr. Levitsky is qualified to serve on our Board because of his experience in management roles at life sciences companies and extensive academic and professional background in the fields of oncology and immunology.

  Joseph Slattery

        Mr. Joseph Slattery has been a member of our Board since 2017. He previously served as our lead independent director from March 2019 until March 31, 2020. He served as Executive Vice President and Chief Financial Officer of TransEnterix, Inc. from October 2013 to December 2019. From 2010 to 2013, Mr. Slattery served as Executive Vice President and Chief Financial Officer at Baxano Surgical Inc. Previously, from 1996 to 2007, among other roles, he served as Chief Financial Officer of Digene Corp., which was acquired by Qiagen, N.V. Mr. Slattery has served as a member of the board of directors of CVRx Inc. since 2008 and as a member of the board of directors of Morphic Therapeutic, Inc. since 2019. He was previously a member of the boards of directors of Exosome Diagnostics Inc. from 2013 to 2018, TranS1, Inc. from 2007 to 2010, and Micromet, Inc. from 2007 to 2012, when it was acquired by Amgen, Inc. He earned his Bachelor's Degree in Accounting from Bentley University in 1987 and is a certified public accountant. Mr. Slattery is qualified to serve on our Board based on his experience in public accounting and financial expertise.

  Dieter Weinand

        Mr. Dieter Weinand has been a member of our Board since June 2018 and Chairperson since April 2020. From November 2018 to March 2020, Mr. Weinand served as Executive Vice President, Primary Care of Sanofi S.A. He previously served as President, Pharmaceutical Division at Bayer AG from 2014 to 2018. From 2013 to 2014, Mr. Weinand was President, Global Commercialization at Otsuka Pharmaceutical Co., Ltd. and from 2010 to 2013 Mr. Weinand was President, Primary Care and Asia-Pacific Region at Pfizer Inc. From 2001 to 2010, Mr. Weinand served as President, Senior Vice President, and Vice President of Bristol-Myers Squibb Company. Prior to joining Bristol-Myers Squibb Company, Mr. Weinand was Senior Vice President at F.H. Faulding, Inc. from 2000 to 2001, Managing Director, Director, Vice President, and Senior Director at Warner-Lambert Company, which was acquired by Pfizer Inc. in 2000, during the period from 1994 to 2000, Vice President at Pharmos Corporation during 1994, and Director, Area Business Operations Coordinator, and International Product Manager at Lederle International during the period from 1990 to 1994. Mr. Weinand was previously a member the board of directors of Bayer AG, from 2013 to 2014, and HealthPrize Technologies LLC, from 2014 to 2018. Mr. Weinand received a M.S. in Pharmacology and Toxicology from Long Island University in 1987 and a B.A. from Concordia College in 1982. Mr. Weinand is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience in management roles at life sciences companies.

 CORPORATE GOVERNANCE

Director Independence

        Under the rules and regulations of The Nasdaq Stock Market LLC, or Nasdaq, a majority of a listed company's board of directors must be composed of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based upon information requested from and provided by our directors and nominees concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors and nominees other than Philip Astley-Sparke, our Chief Executive Officer, and Robert Coffin, Ph.D., our President and Chief Research & Development Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of Nasdaq and SEC rules and regulations. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee as set forth in the "Board Committees" section below satisfies the independence standards for such committee. In making such determination, our Board considered the relationships that each non-employee director has with Replimune and all other facts and circumstances deemed relevant in determining their independence.

        There are no family relationships among any of our directors, nominees or executive officers.

Board Meetings, Attendance and Executive Sessions

        The Board held five (5) meetings and took action by written consent six (6) times during the fiscal year ended March 31, 2020. All board members attended at least 75% of the meetings of the Board and the committees of the Board on which they served. Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly. The non-management directors met in executive session during four (4) of the five (5) Board meetings during the fiscal year ended March 31, 2020. We encourage our directors to attend our Annual Meeting of Stockholders, which we have historically held immediately after a meeting of the Board. As no stockholders attended our 2019 Annual Meeting of Stockholders in person, Philip Astley-Sparke was the only member of the Board who attended the 2019 Annual Meeting of Stockholders in person.

Board of Directors Leadership Structure

        The positions of chairperson of the Board and chief executive officer are presently separated. Our Board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the Board's oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Effective as of April 1, 2020, Dieter Weinand was appointed as the Chairperson of the Board. Prior to Mr. Weinand's appointment as the Chairperson of the Board, Philip Astley-Sparke served as the Executive Chairman of the Board and Joseph Slattery served as the lead independent director of the Board. The Board established the position of lead independent director of the Board while Mr. Astley-Sparke served as Executive Chairman in order to provide an additional measure of balance, to ensure the Board's independence, and to enhance the Board's ability to fulfill its management oversight responsibilities. Concurrently with Mr. Weinand's appointment as the Chairperson of the Board, Mr. Slattery stepped down as the lead independent director of the Board and such position will remain vacant until otherwise determined by the Board. As the lead independent director during our fiscal year ended March 31, 2020, Mr. Slattery was responsible for (i) calling and presiding over meetings of the independent members of the Board; (ii) calling meetings of the Board; (iii) acting as the principal liaison between the independent members of the Board and the executive chairperson and/or chief executive officer; (iv) advising the executive chairperson and/or chief executive officer as to the quality, quantity, and timeliness of the flow of information from management to the Board that is necessary for the independent directors to perform their duties effectively and responsibly; (v) advising the executive chairperson and/or chief executive officer on such other matters deemed appropriate by the lead independent director; and (vi) assuming such other duties as the Board may designate from time to time.

The Board of Directors' Role in Risk Oversight

        Our management team is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through committees, has responsibility for the oversight of risk management. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as described in the descriptions of each of the committees below and in the charters of each such committee. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Committees

        Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board. Each committee reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are all available on our website at www.replimune.com under "Investors and Media" at "Corporate Governance."

        The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table describes which directors serve on each of the Board committees.

Name:	Nominating and Corporate Governance Committee(1)	Compensation Committee(2)	Audit Committee
Kapil Dhingra, M.B.B.S.		X	X
Hyam Levitsky, M.D.	X
Jason Rhodes	X
Joseph Slattery		X	X
Otello Stampacchia, Ph.D.
Dieter Weinand			X
Paolo Pucci	X	X

(1)
As of March 31, 2020, Dr. Levitsky, Mr. Rhodes and Dr. Stampacchia served as members of the Nominating and Corporate Governance Committee. As of July 28, 2020, Mr. Pucci replaced Dr. Stampacchia as a member of the Nominating and Corporate Governance Committee.

(2)
As of March 31, 2020, Messrs. Dhingra, Rhodes and Slattery served as members of the Compensation Committee. As of July 28, 2020, Mr. Pucci replaced Mr. Rhodes as a member of the Compensation Committee.

Audit Committee

        Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:

  •
  assisting the Board in oversight of the independent auditors' qualifications, independence and performance;

  •
  the engagement, retention and compensation of the independent auditors;

  •
  reviewing the scope of the annual audit and reviewing and discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

  •
  reviewing our risk assessment and risk management processes;

  •
  reviewing policies and procedures with respect to our related party transactions policy;

  •
  establishing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; and

  •
  approving audit and permissible non-audit services provided by our independent auditor.

        The current members of our Audit Committee are Kapil Dhingra, Dieter Weinand, and Joseph Slattery, who is the chairperson of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Slattery is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication under the applicable rules and regulations of Nasdaq as a result of, among other things, his senior-level executive experience, including his service as Chief Financial Officer of TransEnterix, Inc. from 2013 to 2019 and Baxano Surgical Inc. from 2010 to 2013, and Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp until 2007. All of the members of our Audit

Committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq.

        During the fiscal year ended March 31, 2020, the Audit Committee met four (4) times and did not take action by written consent. The report of the Audit Committee is included in this Proxy Statement under "Audit Committee Report."

Compensation Committee

        Our Compensation Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee is also responsible for making recommendations regarding non-employee director compensation to the full Board. In addition, among other things, our Compensation Committee evaluates annually, in consultation with the Board, the performance of our Chief Executive Officer, reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executives and evaluates the performance of these executives in light of those goals and objectives. Our Compensation Committee also administers our equity compensation plans. The current members of our Compensation Committee are Joseph Slattery, Paolo Pucci, and Kapil Dhingra, who is the chairperson of the Compensation Committee. All members of our Compensation Committee are independent under the applicable rules and regulations of the SEC and Nasdaq.

        During the fiscal year ended March 31, 2020, the Compensation Committee met two (2) times and took action by written consent two (2) times.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, the identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Nominating and Corporate Governance Committee oversees our corporate governance guidelines, reviews and assesses the adequacy of our committee charters, oversees compliance with our code of business conduct and ethics, and contributes to succession planning. The current members of our Nominating and Corporate Governance Committee are Paolo Pucci, Hyam Levitsky, and Jason Rhodes, who is the chairperson of the Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of Nasdaq.

        During the fiscal year ended March 31, 2020, the Nominating and Corporate Governance Committee met three (3) times and did not take any action by written consent.

Policies Governing Director Nominations

Director Nomination Process

        Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and of management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of expertise, experience, qualifications, diversity and skills required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws, rules and regulations.

Unless determined otherwise by the Board, the Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. As two of the three current Class II directors serve on the Nominating and Corporate Governance Committee, the independent members of the Board, and not the Nominating and Corporate Governance Committee, recommended to the Board that the four nominees listed above be nominated for election as Class II directors at the Annual Meeting.

        Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends to the Board for approval candidates as director nominees for election to the Board. Paolo Pucci, our director nominee, was identified and recommended to the Nominating and Corporate Governance Committee by one of our non-employee directors. Our Nominating and Corporate Governance Committee evaluated Mr. Pucci's qualifications to serve as a member of our Board and recommended that our Board approve him as a director nominee for election to our Board at the Annual Meeting.

        Stockholders may also nominate persons to be elected as directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders in accordance with our bylaws. If a stockholder wishes to nominate a person for election as director, such stockholder must follow the procedures contained in our bylaws. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth below under "Minimum Qualifications." To nominate a person to stand for election as a director, a stockholder must provide our Secretary with timely notice of the nomination and the notice must include the information required by Section 2.12(b) of our bylaws.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Minimum Qualifications

        In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for the Board, our Nominating and Corporate Governance Committee may consider certain criteria set forth in the Nominating and Corporate Governance Committee Charter. These criteria include the Board's size and current composition; corporate governance policies; applicable Nasdaq listing standards and SEC rules and regulations; a candidate's individual director performance, expertise, experience, qualifications, attributes, diversity, skills and willingness to serve actively; the number of other public and private boards on which a candidate sits; and the absence of potential conflicts with our interests. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

        In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, not limited to race, gender or national origin. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee's and our Board's priority in selecting Board members is the identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among our Board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. The Nominating and Corporation Governance Committee will consider candidates recommended by stockholders.

Communication with the Board of Directors

        Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

  Replimune Group, Inc.
  500 Unicorn Park
  Woburn, MA 01801
  Attention: Investor Relations

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to Investor Relations that it is a communication for the Board. Upon receiving such a communication, Investor Relations will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Investor Relations will not forward any communication determined in good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

        We have adopted a code of business conduct and ethics that applies to all of our employees, including our executive officers and those employees responsible for financial reporting, and directors. The code of business conduct and ethics is available on our website at www.replimune.com under "Investors and Media" at "Corporate Governance"; or by requesting a copy, free of charge, in writing from Investor Relations at Replimune Group, Inc., 500 Unicorn Park, Woburn, MA 01801. We intend to post on our website any amendment to, or waiver under, a provision of the code of business conduct and ethics that applies to certain of our executive officers within four business days following the date of such amendment or waiver.

        A copy of our corporate governance guidelines may also be accessed free of charge by visiting our website at www.replimune.com under "Investors and Media" at "Corporate Governance" or by requesting a copy from Investor Relations at our principal executive offices above.

Anti-Hedging and Pledging Policy

        Pursuant to our Insider Trading Policy, we prohibit our employees, our executive officers, members of the Board, and certain consultants and contractors from engaging in any hedging or monetization transactions relating to our securities, including through the use of financial instruments such as prepaid variable forwards contracts, equity swaps, collars and exchange funds. We also prohibit our employees, our executive officers, members of the Board, and certain consultants and contractors from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

DIRECTOR COMPENSATION

        We pay our non-employee directors retainers in cash. We do not pay any compensation to our employee directors in connection with their service on our Board. The compensation that we pay to our employee directors is discussed in the "Executive Compensation" section of this Proxy Statement. For the fiscal year ended March 31, 2020, each non-employee director received an annual retainer fee of $35,000 paid in quarterly installments. In addition, non-employee directors received the following, as applicable:

Non-Employee Director	Annual Fee
Lead Independent Director	$17,500
Chairperson of the Audit Committee	$15,000
Member of the Audit Committee (other than chairperson)	$7,500
Chairperson of the Compensation Committee	$10,000
Member of the Compensation Committee (other than chairperson)	$5,000
Chairperson of the Nominating and Corporate Governance Committee	$8,000
Member of the Nominating and Corporate Governance Committee (other than chairperson)	$4,000

        We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

        On April 1 of each year, each continuing non-employee director who has served on the Board is eligible to receive an option grant to purchase shares of our common stock under our 2018 Omnibus Incentive Compensation Plan. On April 1, 2020, each such director was granted an option to purchase up to 16,500 shares of our common stock, other than Joseph Slattery and Dieter Weinand, who received an option to purchase up to 24,249 and 24,750 shares of our common stock, respectively. These options will vest in full upon the first anniversary of the date of grant. In addition, in connection with his appointment as a member of our Board, Paolo Pucci was granted an option to purchase 33,000 shares of our common stock on April 1, 2020. Twenty-five percent (25%) of the shares underlying Mr. Pucci's option vest on the one-year anniversary of the date of grant and the remainder of the shares underlying the option vest in twenty-four (24) equal monthly installments thereafter. The exercise price for each of these option grants is equal to the closing price of our common stock on the date of grant. Each such grant was, and each annual grant going forward will be, subject to approval by our Board at the time of grant.

        The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended March 31, 2020:

Name(1)	Fees earned in cash ($)(2)	Option Awards ($)(3)(4)	Total ($)
Kapil Dhingra, M.B.B.S.	52,500	126,495	178,995
Hyam Levitsky, M.D.	39,000	126,495	165,495
Jason Rhodes	48,000	126,495	174,495
Joseph Slattery	72,500	126,495	198,995
Sander Slootweg	35,000	126,495	161,495
Otello Stampacchia, Ph.D.(5)	—	126,495	126,495
Dieter Weinand	42,500	126,495	168,995

(1)
Mr. Pucci is not included in this table because he did not serve as a non-employee director during the fiscal year ended March 31, 2020.

(2)
Amounts represent cash compensation earned for services rendered by each non-employee member of the Board for the fiscal year ended March 31, 2020.

(3)
Twenty-five percent (25%) of the shares underlying these options vested on April 1, 2020 and the remainder of the shares underlying these options vest in twenty-four (24) equal monthly installments thereafter. These options have a weighted average exercise price of $9.37 per share.

(4)
Amounts shown reflect the grant date fair value of options awarded during the fiscal year ended March 31, 2020 determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

(5)
Dr. Stampacchia declined the $39,000 cash retainer that was otherwise payable to him during the fiscal year ended March 31, 2020 for his service as a member of our Board and our Nominating and Corporate Governance Committee.

        The following table sets forth, as of March 31, 2020, the aggregate number of exercisable and unexercisable option awards outstanding held by our non-employee directors at that time:

	Option Awards
Name(1)	Exercisable	Unexercisable
Kapil Dhingra, M.B.B.S.	161,953	20,257
Hyam Levitsky, M.D.	13,494	27,006
Jason Rhodes	6,743	20,257
Joseph Slattery	24,760	32,080
Sander Slootweg	6,743	20,257
Otello Stampacchia, Ph.D.	6,743	20,257
Dieter Weinand	13,494	27,006

(1)
Mr. Pucci is not included in this table because he did not serve as a non-employee director during the fiscal year ended March 31, 2020.

 EXECUTIVE OFFICERS

        Below is a list of the names, ages as of July 28, 2020, positions, and a brief account of the business experience of the individuals who serve, or have been chosen to serve, as our executive officers.

Name	Age	Position(s)
Philip Astley-Sparke(1)	49	Chief Executive Officer
Robert Coffin, Ph.D.(1)	55	President and Chief Research & Development Officer
Pamela Esposito, Ph.D.	46	Chief Business Officer
Jean Franchi(2)	53	Chief Financial Officer, Treasurer, Secretary, and Compliance Officer
Colin Love, Ph.D.	62	Chief Operating Officer
Andrea Pirzkall, M.D.(3)	50	Chief Medical Officer

(1)
Effective as of January 8, 2020, Dr. Coffin transitioned from the role of President and Chief Executive Officer to the role of President and Chief Research & Development Officer, and Mr. Astley-Sparke, the former Executive Chairman, replaced Mr. Coffin as our Chief Executive Officer.

(2)
Effective as of December 9, 2019, Ms. Franchi was appointed as the Chief Financial Officer and Compliance Officer and replaced Mr. Astley-Sparke as the Secretary and Treasurer.

(3)
Dr. Pirzkall's began serving as our Chief Medical Officer on a part-time basis on July 20, 2020. We expect that Dr. Pirzkall will transition to full-time service on August 31, 2020.

Executive Officer Biographies

  Philip Astley-Sparke -- Chief Executive Officer

        Please see Mr. Astley-Sparke's biographical information under "Board of Directors—Director Biographies," of this Proxy Statement

        Robert Coffin, Ph.D. -- President and Chief Research & Development Officer

        Please see Dr. Coffin's biographical information under "Board of Directors—Director Biographies," of this Proxy Statement.

        Jean Franchi -- Chief Financial Officer

        Ms. Jean Franchi has served as our Chief Financial Officer since December 2019. Previously, she was Chief Financial Officer at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, from August 2017 to June 2019. From August 2015 to July 2017, she served as Chief Financial Officer, Treasurer and Secretary at Dimension Therapeutics, Inc., a biotechnology company. From February 2012 to July 2015, Ms. Franchi served as Chief Financial Officer at Good Start Genetics, Inc., a molecular genetics information company. From 1995 to 2011, Ms. Franchi held various positions at Sanofi S.A., including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, and Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi currently serves on the boards of directors of Biophytis BSA, Visioneering Technologies, Inc., and Biodesix, Inc. Ms. Franchi holds a B.B.A. from Hofstra University.

  Pamela Esposito, Ph.D. -- Chief Business Officer

        Dr. Pamela Esposito, Ph.D. has served as our Chief Business Officer since 2015. Previously, she was Chief Business Officer at Ra Pharmaceuticals, Inc. from 2013 to 2015. As a member of Ra Pharmaceuticals, Inc.'s senior management team, Dr. Esposito played a leadership role in strategy, helping Ra Pharmaceuticals, Inc. transform from a discovery platform to a clinical-stage company. Prior to Ra Pharmaceuticals, Inc., from 2010 to 2011, she was Vice President of Business Development at BioVex Group, Inc. Dr. Esposito earned a Ph.D. in Pharmacology from Tufts University School of Medicine in 2002 and a B.A. in Biochemistry/Molecular Biology from Dartmouth College.

  Colin Love, Ph.D. -- Chief Operating Officer

        Dr. Colin Love, Ph.D. has served as our Chief Operating Officer since 2015 and has been a member of the boards of directors of Replimune Limited and Replimune (Ireland) Ltd. since July 2017 and October 2019, respectively. Following the acquisition of BioVex Group, Inc. by Amgen, Inc. in 2011, Dr. Love remained at Amgen, Inc. as Vice President of Clinical Operations, working on T-Vec until it was approved in 2015. Since 2014, Dr. Love has also provided consulting support to biotechnology companies through Clove Consulting Ltd. From 2000 until it was acquired in 2011, Dr. Love served as Senior Vice President of Product Development at BioVex Group, Inc. Dr. Love received a B.Sc. in Biochemistry and a Ph.D. in Biochemistry from Glasgow University.

  Andrea Pirzkall, M.D. -- Chief Medical Officer

        Dr. Andrea Pirzkall, M.D. joined our management team in a part-time capacity in July 2020 and we expect that she will transition to full time service in August 2020. Prior to joining Replimune, Dr. Pirzkall served as Executive Director, Clinical Development at BeiGene, Ltd. from August 2017 to July 2020, where she focused on the development of anti-PD-1 therapies and served on the BeiGene, Ltd./Celgene Corporation joint development committee. From September 2007 to August 2017, Dr. Pirzkall held various positions of increasing responsibility at Genentech, Inc., starting as an Assistant Medical Director and rising to become Principal Medical Director, where she led the development of several novel biologic agents. From 2002 to 2003, she served part-time as Director, Clinical Affairs at DxTx Medical, Inc., a medical device company. From 2001 to 2012, Dr. Pirzkall was an Associate Adjunct Professorship of Radiation Oncology, Radiology, and Neurosurgery at the University of California, San Francisco, where she completed a fellowship in Radiation Oncology and Medical Physics. Dr. Pirzkall obtained her M.D. from Friedrich-Schiller University and completed her residency and dissertation in Radiation Oncology at Ruprecht-Karls University & German Cancer Research Center.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information about compensation awarded or paid to our named executive officers for the fiscal years ending March 31, 2019 and 2020.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Philip Astley-Sparke	2020	437,754	—	1,541,213	176,196	—		2,155,164
Chief Executive Officer	2019	382,393	—	1,239,000	191,198	—		1,812,591
Robert Coffin, Ph.D.	2020	517,500	—	2,208,351	208,294	—		2,934,145
President and Chief Research & Development Officer	2019	477,991	—	1,548,750	238,996	—		2,265,737
Jean Franchi(3)	2020	132,377	—	1,627,200	42,625	—		1,802,202
Chief Financial Officer
Pamela Esposito, Ph.D.(3)	2020	362,500	—	762,802	102,134	—		1,227,437
Chief Business Officer
Howard Kaufman, M.D.(4)	2020	315,000	—	810,635	—	149,025	(5)	1,274,660
Former Chief Medical Officer	2019	406,000	—	1,327,500	142,100	—		1,875,600

(1)
The amounts reported in this column reflect the full grant date fair value for awards granted during each of the fiscal years ended March 31, 2019 and 2020. The grant date fair value was computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing options are described in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2020.

(2)
The amounts reported in this column represent bonuses based upon the achievement of company and individual performance objectives for each of the fiscal years ended March 31, 2019 and 2020. We paid such bonuses in April 2019 and April 2020, respectively.

(3)
Not a named executive officer for the fiscal year ended March 31, 2019. Ms. Franchi joined the Company as its Chief Financial Officer on December 9, 2019. The reported compensation reflects payments actually received during the fiscal year ended March 31, 2020.

(4)
Dr. Kaufman's service as the Company's Chief Medical Officer terminated effective as of December 31, 2019 (the "Separation Date"). Dr. Kaufman continues to serve as a consultant to the Company on an as-needed basis.

(5)
Represents the cash amount paid to Dr. Kaufman during the fiscal year ended March 31, 2020 in connection with Dr. Kaufman's separation from the Company as its Chief Medical Officer and pursuant to Dr. Kaufman's separation agreement. Consists of: (i) $105,000 in severance payments; (ii) $9,025, which amount is equal to the COBRA premiums that Dr. Kaufman would have paid under the Company's health plan during the nine-month period following the Separation Date; and (iii) $35,000 in accrued vacation pay.

        Our executive compensation philosophy is to generally provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented executive team within the context of responsible cost management; establish a direct link between our individual/team performance and results and our executives' compensation; and align the interests and objectives of our executives with those of our stockholders by linking executive equity awards to stockholder value creation. The compensation philosophy for our executive officers is composed primarily of the following three main components: base salary, annual cash incentives and long-term equity incentives. In 2019, as part of our annual evaluation of executive compensation, we engaged Pearl Meyer, an independent executive compensation consultant, to provide advice and recommendations relating to our executive officer compensation arrangements. Pearl Meyer assisted the Compensation Committee in evaluating our executive officer compensation for alignment with governance and market best practices, and to provide recommendations on the appropriate compensation philosophy to guide the Compensation Committee in determining executive officer compensation.

Base Salary

        The base salaries for the fiscal year ended March 31, 2020 were determined for each named executive officer by the Compensation Committee, which gives consideration to each officer's experience, expertise and performance, as well as market compensation levels for similar positions.

Name	Base Salary ($)(1)
Philip Astley-Sparke, Chief Executive Officer	437,754(2)
Robert Coffin, Ph.D., President and Chief Research & Development Officer	517,500
Jean Franchi, Chief Financial Officer	132,377
Pamela Esposito, Ph.D., Chief Business Officer	362,500
Howard Kaufman, M.D., Former Chief Medical Officer	315,000

(1)
The reported base salaries reflect payments actually received during our fiscal year ended March 31, 2020.

(2)
Effective as of January 8, 2020, Mr. Astley-Sparke's base salary was increased from $414,000 to $517,500 in connection with his transition from part-time Executive Chairman to full-time Chief Executive Officer.

Annual Performance-Based Incentive Opportunity

        In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash incentives, which are designed to motivate our executives to achieve defined annual corporate goals and to reward our executives for their contributions towards the achievement of these goals. The annual performance-based incentive each named executive officer was eligible to receive in respect of services performed during the fiscal year ended March 31, 2020 was generally based on the extent to which the officer achieved the corporate goals and individual objectives that our Board established at the beginning of the fiscal year. After the end of the fiscal year ended March 31, 2020, our Board reviewed performance against each goal and objective and determined the extent to which each goal and objective was achieved.

        For our fiscal year ended March 31, 2020, Mr. Astley-Sparke and Dr. Coffin were eligible to receive a target bonus of up to 50% of their respective base salary, while Ms. Franchi and Dr. Esposito were eligible to receive a target bonus of up to 40% and 35% of their base salary, respectively. Because Dr. Kaufman's service as the Company's Chief Medical Officer terminated on December 31, 2019, Dr. Kaufman was not eligible to receive a bonus for our fiscal year ended March 31, 2020. Our Board reviewed the corporate goals for the fiscal year ended March 31, 2020 and the individual objectives of each named executive officer and determined that on an overall basis, significant progress had been made towards achieving many of those goals. In recognition of these achievements and the efforts of each of our named executive officers who remained employed by the Company at March 31, 2020, the Compensation Committee awarded each such officer eligible for performance bonuses 80.5% of their target bonus opportunity for the fiscal year ended March 31, 2020. Accordingly, for the fiscal year ended March 31, 2020, Mr. Astley-Sparke, Dr. Coffin, Ms. Franchi and Dr. Esposito were paid bonuses of $176,196, $208,294, $42,625, and $102,134, respectively. Dr. Kaufman was not paid a bonus.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information about outstanding equity awards held by each of our named executive officers at March 31, 2020.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Philip Astley-Sparke	59,680	29,841	(2)	3.30	7/26/2027
	58,328	81,672	(3)	15.00	7/19/2028
	—	153,050	(4)	15.50	4/1/2029
Robert Coffin, Ph.D.	208,068	110,231	(2)	3.30	7/26/2027
	72,910	102,090	(3)	15.00	7/19/2028
	—	219,300	(4)	15.50	4/1/2029
Jean Franchi	—	180,000	(5)	14.08	12/09/2029
Pamela Esposito, Ph.D.	149,203	—		1.01	11/1/2025
	109,162	—		1.75	2/28/2026
	79,773	54,508		3.30	7/26/2027
	29,164	40,836	(3)	15.00	719/2028
	—	75,750	(4)	15.50	4/1/2029
Howard Kaufman, M.D.(6)	17,496	55,976	(2)	3.30	7/26/2027
	62,500	87,500	(3)	15.00	7/19/2028
	—	80,500	(4)	15.50	4/1/2029

(1)
Upon an option holder's termination of employment on account of the option holder's death or disability, these options expire on the first anniversary of the option holder's termination. If an option holder's employment terminates for any other reason, these options expire three months after the option holder's termination.

(2)
25% of the shares underlying this stock option vested on July 26, 2017 and the remainder of the shares underlying this stock option vested and will continue to vest in approximately equal monthly installments thereafter until July 26, 2021.

(3)
25% of the shares underlying this stock option vested on July 19, 2018 and the remainder of the shares underlying this stock option vested and will continue to vest in approximately equal monthly installments thereafter until July 19, 2022

(4)
25% of the shares underlying this stock option vested on April 1, 2020 and the remainder of the shares underlying this stock option vested and will continue to vest in approximately equal monthly installments thereafter until April 1, 2023.

(5)
25% of the shares underlying this stock option vest on December 9, 2020 and the remainder of the shares underlying this stock option will continue to vest in approximately equal monthly installments thereafter until December 9, 2023.

(6)
Pursuant to the Separation Agreement, Dr. Kaufman's options to acquire the Company's common stock continue to vest until September 30, 2020. Dr. Kaufman may exercise his vested options until December 31, 2020.

Pension Benefits

        Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan during the fiscal year ended March 31, 2020, other than pursuant to the plans described under "401(k) Plan" and "U.K. Pension Contribution Plan."

Nonqualified Deferred Compensation

        Our named executive officers did not participate in, or earn any benefits under, a nonqualified defined contribution or other nonqualified deferred compensation plan during the fiscal year ended March 31, 2020.

401(k) Plan

        We offer a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain statutory limits, which are updated annually. We provide matching contributions up to 50% of actual dollars contributed, not to exceed a maximum of 8% of gross salary. Employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Employees are immediately and fully vested in their own and in our matching contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code, or the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

U.K. Pension Contribution Plan

        We provide a "stakeholder" pension contribution plan for our employees in the United Kingdom, pursuant to which we match our employees' contributions each year in amounts up to 8% of their annual base salary.

Employment Agreements

        Set forth below are descriptions of the employment agreements that we have entered into with each of our named executive officers, including descriptions of our named executive officers' base salary, target annual bonus opportunity and standard benefit plan participation.

  Philip Astley-Sparke

        Effective as of October 1, 2015, Replimune, Inc. entered into an employment agreement with Mr. Astley-Sparke. Under Mr. Astley-Sparke's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Mr. Astley-Sparke is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Mr. Astley-Sparke's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, and subject to customary conditions, including his execution of an acceptable release, Mr. Astley-Sparke is entitled to receive 12 months of base salary and monthly cash payments equal to the costs of COBRA health continuation for the earlier of six months or until Mr. Astley-Sparke becomes eligible under another employer's group coverage.

        In addition, in the event of a change in control of our business, if, within 24 months following such change of control, Mr. Astley-Sparke is terminated without "cause" or he has terminated his employment for "good reason," Mr. Astley-Sparke will be entitled to receive any accrued but unpaid compensation, together with a lump sum payment equal to the sum of Mr. Astley-Sparke's then current annual base salary or, if greater, the base salary for the year immediately preceding, subject to customary conditions, including his execution of an acceptable release. If an excise tax under Section 4999 of the Code is imposed on the payments and benefits payable to Mr. Astley-Sparke in connection with a change in control, Mr. Astley-Sparke will be entitled to a tax gross-up payment for such excise taxes.

  Robert Coffin, Ph.D.

        Effective as of October 1, 2015, Replimune, Inc. entered into an employment agreement with Dr. Coffin. Under Dr. Coffin's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Dr. Coffin is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Dr. Coffin's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, and subject to customary conditions, including his execution of an acceptable release, Dr. Coffin is entitled to receive 12 months of base salary and monthly cash payments equal to the costs of COBRA health continuation for the earlier of six months or until Dr. Coffin becomes eligible under another employer's group coverage.

        In addition, in the event of a change in control of our business, if, within 24 months following such change of control, Dr. Coffin is terminated without "cause" or he has terminated his employment for "good reason," Dr. Coffin will be entitled to receive any accrued but unpaid compensation, together with a lump sum payment equal to the sum of Dr. Coffin's then current annual base salary or, if greater, the base salary for the year immediately preceding, subject to customary conditions, including his execution of an acceptable release. If an excise tax under Section 4999 of the Code is imposed on the payments and benefits payable to Dr. Coffin in connection with a change in control, Dr. Coffin will be entitled to a tax gross-up payment for such excise taxes.

  Jean Franchi

        Effective as of December 9, 2019, Replimune, Inc. entered into an employment agreement with Ms. Franchi. Under Ms. Franchi's employment agreement, she is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of her base salary, each as determined and as may be adjusted by the Compensation Committee. Ms. Franchi is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Ms. Franchi's employment agreement further provides that in the event her employment is terminated without "cause," as defined in her employment agreement, or she terminates her employment for "good reason," as defined in her employment agreement, and subject to customary conditions, including her execution of an acceptable release, Ms. Franchi is entitled to receive an amount equal to her annual base salary paid in installments over a 12-month period and a lump-sum cash payment equal to the COBRA premiums that she would pay if she elected continued health coverage under the Company's health plan for the 12-month period following her termination.

        In addition, in the event of a change in control of our business, if, within 12 months following such change of control, Ms. Franchi is terminated without "cause" or she has terminated her employment for "good reason," Ms. Franchi will be entitled to receive any accrued but unpaid compensation, an amount equal to her annual base salary and target bonus for the year of termination paid in monthly installments over a 12-month period, and a lump-sum payment equal to the COBRA premiums she would pay if she elected continued health coverage under the Company's health plan for the 12-month period following her termination, subject to customary conditions, including her execution of an acceptable release.

        Further, the employment agreement provides that, in the event that Ms. Franchi becomes entitled to receive payments that constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Ms. Franchi with a greater net after-tax benefit than would no reduction.

  Pamela Esposito, Ph.D.

        Effective as of November 1, 2015, Replimune, Inc. entered into an employment agreement with Dr. Esposito. Under Dr. Esposito's employment agreement, she is entitled to a base salary and is eligible an annual target performance bonus based on a percentage of her base salary, each as determined and may be adjusted by the Compensation Committee. Dr. Esposito is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Dr. Esposito's employment agreement further provides that in the event her employment is terminated without "cause," as defined in her employment agreement, or she terminates her employment for "good reason," as defined in her employment agreement, and subject to customary conditions, including her execution of an acceptable release, Dr. Esposito is entitled to receive six months of base salary and monthly cash payments equal to the costs of COBRA health continuation for the earlier of six months or until Dr. Esposito becomes eligible under another employer's group coverage.

        In addition, in the event of a change in control of our business, if, within twenty-four months following such change of control, Dr. Esposito is terminated without "cause" or she has terminated her employment for "good reason," Dr. Esposito will be entitled to receive any accrued but unpaid compensation, together with a lump sum payment equal to the sum of the Dr. Esposito's then current base salary or, if greater, the base salary for the year immediately preceding, and one hundred percent of her annual bonus, subject to customary conditions, including her execution of an acceptable release. If an excise tax under Section 4999 of the Code is imposed on the payments and benefits payable to Dr. Esposito in connection with a change in control, Dr. Esposito will be entitled to a tax gross-up payment for such excise taxes.

Separation Agreement with Howard Kaufman, M.D.

        On December 23, 2019, Replimune, Inc. entered into a Separation Agreement (the "Separation Agreement") with Dr. Kaufman pursuant to which we agreed to provide severance to Dr. Kaufman payable in nine successive monthly installments of $35,000 each. Additionally, Dr. Kaufman received a lump sum payment of $9,025, an amount equal to the COBRA premiums that Dr. Kaufman would have paid under our health plan during the nine-month period following the Separation Date, and a lump sum payment of $35,000 for accrued vacation. In accordance with the Separation Agreement, Dr. Kaufman's options to acquire the Company's common stock will continue to vest until September 30, 2020, subject to certain restrictions. Dr. Kaufman may exercise his vested options until December 31, 2020.

        The Separation Agreement also includes customary confidentiality, cooperation and non-disparagement covenants as well as a general release.

        Dr. Kaufman was retained as a consultant to provide services on an as-needed basis on matters related to medical monitoring, patient eligibility and other clinical trial related activities until September 30, 2020.

Compensation Consultant

        In connection with our executive compensation review during the fiscal year ended March 31, 2020, our Compensation Committee engaged Pearl Meyer to provide our Compensation Committee guidance with respect to the development and implementation of our compensation arrangements with our executive officers and other employees.

        Our Compensation Committee charter requires that the compensation consultant be independent of our management. During the fiscal year ended March 31, 2020, Pearl Meyer did not provide services to us other than the services described in this Proxy Statement. Our Compensation Committee has determined that Pearl Meyer is independent and that its work does not raise any conflict of interest.

AUDIT COMMITTEE REPORT

        The report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

        The Audit Committee has reviewed Replimune's audited consolidated financial statements for the year ended March 31, 2020 and has discussed these statements with management and PricewaterhouseCoopers LLP, or PwC, Replimune's independent registered public accounting firm. Replimune's management team is responsible for the preparation of Replimune's financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Replimune in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of Replimune's accounting functions and internal controls.

        The Audit Committee also received from, and discussed with, PwC the written disclosures and other communications that Replimune's independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

        PwC also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with PwC their independence from Replimune.

        Based on its discussions with management and Replimune's independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and Replimune's independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Replimune's Annual Report on Form 10-K for the year ended March 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Joseph Slattery, Chairperson
Kapil Dhingra
Dieter Weinand

 PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending March 31, 2021. PwC has served as our independent registered public accounting firm since 2018.

        The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

        Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Replimune and its stockholders.

        We expect that a representative of PwC will attend the Annual Meeting electronically and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee pre-approves all auditing services, and permitted non-audit services (including the fees and terms thereof) to be performed by PwC, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law, Nasdaq listing standards and SEC rules and regulations, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The approximate aggregate fees billed for the fiscal years ended March 31, 2019 and 2020 for each of the following categories of services are as follows:

Fee Category	2019	2020
Audit Fees	$1,299,000	$879,000
Audit Related Fees	—	—
Tax Fees	47,800	33,000
All Other Fees	—	1,000

Total Fees	$1,346,800	$913,000

        Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with our initial public offering that was completed in July 2018, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees."

        Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above.

        The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

        The affirmative vote of a majority of shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" ratification of the independent auditors. Because the ratification of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF PWC AS REPLIMUNE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2020 (unless otherwise specified) by:

  •
  each of our directors and named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options, pre-funded warrant and warrants that are currently exercisable or exercisable within 60 days after June 30, 2020. Shares of our common stock issuable pursuant to options, pre-funded warrants and warrants are deemed outstanding for purposes of computing the percentage of the person holding such options, pre-funded warrants or warrants and the percentage of any group of which the person is a member, but are not deemed outstanding for computing the percentage of any other person. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act. As of June 30, 2020, there were 40,280,420 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Replimune Group, Inc., 500 Unicorn Park, Woburn, MA 01801.

Beneficial Owner	Number of Shares Beneficially Owned†	Percentage of Shares Beneficially Owned (%)
Greater than 5% Stockholders:
Entities affiliated with Atlas Ventures(1)	4,498,080	11.2%
Funds affiliated with BVF Inc.(2)	2,309,109	5.7%
Forbion Capital Fund III Coöperatief U.A.(3)	5,115,121	12.7%
Omega Fund IV, L.P.(4)	5,323,455	13.2%
Redmile Group, LLC(5)	4,163,593	9.99%
Directors, Executive Officers and Named Executive Officers:
Philip Astley-Sparke(6)	1,548,224	3.8%
Robert Coffin(7)	2,599,318	6.4%
Jean Franchi	—	*
Pamela Esposito(8)	526,256	1.3%
Colin Love(9)	1,244,900	3.1%
Andrea Pirzkall	—	*
Howard Kaufman(10)	77,010	*
Kapil Dhingra(11)	177,558	*
Hyam Levitsky(12)	31,2019	*
Paolo Pucci	—	*
Jason Rhodes(13)(1)	4,520,428	11.2%
Joseph Slattery(14)	50,137	*
Sander Slootweg(15)(3)	5,137,469	12.7%
Otello Stampacchia(16)(4)	5,345,803	13.3%
Dieter Weinand(17)	31,209	*
All directors and executive officers as a group (15 persons)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)	21,289,791	50.9%

*
Represents beneficial ownership of less than 1%.

†
None of the shares are pledged as security.

(1)
Based solely on information contained in a Schedule 13D/A filed with the SEC on June 19, 2020 by Atlas Venture Fund X, L.P. ("Atlas X"), Atlas Venture Associates X, L.P. ("AVA X LP"), Atlas Venture Associates X, LLC ("AVA X LLC" and, together with Atlas X and AVA X LP, the "Fund X Reporting Persons"), Atlas Venture Opportunity Fund I, L.P. ("AVOF"), Atlas Venture Associates Opportunity I, L.P. ("AVOF LP"), and Atlas Venture Associates Opportunity I, LLC ("AVOF LLC" and together with AVOF and AVOF LP, the "Opportunity Fund Reporting Persons"). Consists of (i) 3,376,974 shares of our common stock held of record by Atlas X, (ii) 21,106 shares of our common stock held by AVA X LP and (iii) 1,100,000 shares of our common stock held by AVOF.

AVA X LP is the general partner of Atlas X and AVA X LLC is the general partner of AVA X LP. Each of AVA X LP and AVA X LLC has voting and dispositive power over the shares held by Atlas X. As such, each of Atlas X, AVA X LP and AVA X LLC may be deemed to beneficially own the shares held by Atlas X and AVA X LP and AVA X LLC may be deemed to beneficially own the shares held by AVA X LP. Peter Barrett, Bruce Booth, Jean-Francois Formela, Jeff Fagnan, Chris Lynch and Ryan Moore are the members of AVA LLC and collectively make investment decisions on behalf of Atlas X.

AVAO LP is the general partner of AVOF and AVOF LLC is the general partner of AVAO LP. Each of AVAO LP and AVAO LLC has voting and dispositive power over the shares held by AVOF. As such, each of AVOF, AFOF LLC and AVOF LP share voting and dispositive power with respect to the shares held by AVOF. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes, and Kevin Bitterman are the members of AVAO LLC and collectively make investment decisions on behalf of AVOF.

The Fund X Reporting Persons and the Opportunity Fund Reporting Persons (collectively the Atlas Reporting Persons") are under common control and as a result, the Atlas Reporting Persons may be deemed to be members of a group. However, the Atlas Reporting Persons disclaim such group membership, and this disclosure shall not be deemed an admission that the Atlas Reporting Persons are members of a group for purposes of Section 13 or for any other purposes. Additionally, Jason Rhodes is a member of our board of directors. Mr. Rhodes disclaims beneficial ownership of the shares listed, except to the extent of his pecuniary interest therein. The mailing address of Atlas X and AVOF is 400 Technology Square, 10th Floor, Cambridge, MA 02139.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020 by Biotechnology Value Fund. L.P. ("BVF"), BVF I GP LLC ("BFV GP"), Biotechnology Value Fund II L.P. ("BVF2"), BVF II GP LLC ("BVF2 GP"), Biotechnology Value Trading Fund OS LP ("Trading Fund OS"), BVF Partners OS Ltd. ("Partners OS"), BVF GP Holdings LLC ("BVF GPH"), BVF Partners L.P. ("Partners") and BVF Inc. Consists of (i) 1,135,306 shares of our common stock held by BVF, (ii) 894,060 shares of our common stock held by BVF2, (iii) 166,534 shares of our common stock held by Trading Fund OS, and (iv) 113,209 shares held in certain accounts managed by Partners (the "Partners Managed Accounts"). BVF GP, as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners.

  Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. The address for each of BVF, BVF2, Partners, BVF Inc., and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address for each of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2020 by Forbion Capital Fund III Coöperatief U.A. ("Forbion III COOP") and Forbion III Management B.V. ("Forbion III"). Forbion III Coop is the record owner of 5,115,121 shares of our common stock. Forbion III, the director of Forbion III Coop, has voting and investment power over the shares held by Forbion III Coop, which are exercised through Forbion's investment committee, consisting of H. A. Slootweg, M. A. van Osch, G. J. Mulder, H.N. Reithinger, M. Boorsma and S. J. H. van Deventer. None of the members of the investment committee have individual voting and investment power with respect to such shares, and the members of the investment committee, including H.A. Slootweg, a member of our Board, disclaim beneficial ownership of such shares except to the extent of their proportionate pecuniary interests therein. The address for Forbion III COOP and Forbion III is Gooimeer 2-35, 1411 DC Naarden, the Netherlands.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020 by Omega Fund IV, L.P. ("Omega Fund"), Omega Fund IV GP, L.P. ("Omega GP"), Omega Fund IV GP Manager, Ltd. ("Omega Ltd"), Otello Stampacchia ("Stampacchia"), and Anne-Mari Paster ("Paster"). Consists of (i) 5,074,783 shares of our common stock held by Omega Fund and (ii) an immediately exercisable warrant held by Omega Fund to purchase 248,672 shares of our common stock but does not include the 6,328 shares of our common stock issuable upon the exercise of an option held by Stampacchia. Omega Ltd serves as the general partner of Omega GP, which serves as the general partner of Omega Fund, and each of Omega GP and Omega Ltd may be deemed to own beneficially the shares held by Omega Fund. Stampacchia and Paster are the directors of Omega Ltd and may be deemed to beneficially own the shares held by Omega Fund. The address of the principal business office of Omega Fund, Omega GP, Omega Ltd, Stampacchia, and Paster, is c/o Omega Fund Management, LLC, 888 Boylston Street, Suite 1111, Boston, MA 02199.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020 filed by the Redmile Group, LLC and information provided to us by Redmile Group, LLC. Consists of (i) 2,766,407 shares of our common stock and (ii) 1,397,186 shares of our common stock issuable upon exercise of certain warrants, which, due to a beneficial ownership limitation (the "Limitation"), is the maximum number of shares of our common stock that could be issued upon exercise of such warrants (the "Redmile Shares") as of June 30, 2020. The Redmile Shares are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. Jeremy C. Green is the principal of Redmile Group, LLC. Redmile Group, LLC and Jeremy C. Green may be deemed to be the beneficial owners of the Redmile Shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of the Redmile Shares, except to the extent of its or his pecuniary interest in such Redmile Shares, if any. The 4,163,593 shares of our common stock reported as beneficially owned by Redmile Group, LLC represents 9.99% of the outstanding shares of our common stock as of June 30, 2020 and does not include 2,107,161 shares of our common stock that would otherwise be issuable upon exercise of certain warrants but for the Limitation. The address of Redmile Group, LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(6)
Consists of (i) 1,355,297 shares of our common stock and (ii) 192,927 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(7)
Consists of (i) 2,193,868 shares of our common stock and (ii) 405,450 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(8)
Consists of (i) 112,700 shares of our common stock and (ii) 413,826 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(9)
Consists of (i) 1,051,524 shares of our common stock and (ii) 193,376 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(10)
Based on a Form 4 filed with the SEC on December 19, 2019 and certain other information provided to us. Consists of 58,067 shares of common stock and (ii) 18,943 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(11)
Consists of 177,558 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(12)
Consists of 31,209 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(13)
Consists of (i) 22,348 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020 and (ii) 4,498,080 shares of common stock held by affiliates of Atlas Ventures. Mr. Rhodes is a partner at Atlas Ventures. Mr. Rhodes disclaims beneficial ownership of all shares held of record by affiliates of Atlas Ventures.

(14)
Consists of (i) 6,667 shares of our common stock and (ii) 43,470 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(15)
Consists of (i) 22,348 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020 and (ii) 5,115,121 shares of common stock held by affiliates of Forbion Capital Partners. Mr. Slootweg is a managing partner of Forbion Capital Partners. Mr. Slootweg disclaims beneficial ownership of all shares held of record by affiliates of Forbion Capital Partners.

(16)
Consists of (i) 22,348 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020 and (ii) 5,323,455 shares of common stock held by affiliates of Omega Fund Management. Dr. Stampacchia is a managing member of Omega Fund Management. Dr. Stampacchia disclaims beneficial ownership of all shares held of record by affiliates of Omega Fund Management.

(17)
Consists of 31,209 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

(18)
Consists of (i) 19,714,779 shares of our common stock and (ii) 1,575,012 shares of common stock underlying options that are exercisable within 60 days of June 30, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

        Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior review and ratification of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

        During the fiscal year ended March 31, 2020, we were not a party to any transactions or series of similar transactions, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of the directors, executive officers or holders of more than 5% of our voting equity, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to the fiscal year ended March 31, 2020, our directors, officers and stockholders who own more than 10% of a registered class of our equity securities complied with all applicable filing requirements during the fiscal year ended March 31, 2020, except with respect to a Form 4 filed on behalf of Howard Kaufman on December 19, 2019.

GENERAL MATTERS

Availability of Certain Documents

        A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 has been posted along with this Proxy Statement at www.envisionreports.com/REPL or www.replimune.com under "Investors and Media" at "Financials & Filings." We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (excluding exhibits). Please send a written request to Investor Relations at:

    Replimune Group, Inc.
    500 Unicorn Park
    Woburn, MA 01801
    Attention: Investor Relations

        You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (with exhibits) on the SEC website at www.sec.gov.

Stockholders Sharing an Address / Household

        Only one copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.

        We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and this Proxy Statement was delivered. To receive a separate copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 or Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to Investor Relations at Replimune Group, Inc. at our principal executive offices at 500 Unicorn Park, Woburn, MA 01801 or call Investor Relations at +1 (339) 970-2843.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Under Rule 14a-8 of the Exchange Act, to submit a proposal for inclusion in our Proxy Statement for the 2021 Annual Meeting of Stockholders, stockholder proposals must be received no later than close of business on March 31, 2021, by our Secretary at our principal executive offices at 500 Unicorn Park, Woburn, MA 01801.

        Requirements for Stockholder to bring Business and Nominations Before an Annual Meeting of Stockholder.    Our bylaws provide that, for stockholder nominations to the Board or other business to be considered at the 2021 Annual Meeting of Stockholders, the stockholder must have given timely notice thereof in writing to the Secretary at Replimune Group, Inc., 500 Unicorn Park, Woburn, MA 01801 between May 12, 2021 and June 11, 2021 (assuming the date of our 2021 Annual Meeting of Stockholders is not so advanced or delayed as described in our bylaws). To be timely for the 2021 Annual Meeting of Stockholders, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the previous year's annual meeting, except that if the annual meeting is scheduled more than 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 10th day following the day on which we first provide notice or public disclosure of the date of the meeting. Such notice must provide the information required by Section 2.12 of our bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2021 Annual Meeting of Stockholders.

Other Matters

        As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
/s/ PHILIP ASTLEY-SPARKE
Philip Astley-Sparke Chief Executive Officer July 29, 2020

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/REPL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/REPL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Paolo Pucci 02 - Jason Rhodes 03 - Sander Slootweg 04 - Otello Stampacchia ForAgainst Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ended March 31, 2021. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 4 1 B V 03ASGB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 2020 Annual Meeting Proxy Card

The 2020 Annual Meeting of Stockholders of Replimune Group, Inc. will be held on Wednesday, September 9, 2020, 2:00 PM Eastern Time via live webcast at www.meetingcenter.io/268991760. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — REPL2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/REPL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — September 9, 2020 Jean Franchi and Philip Astley-Sparke, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Replimune Group, Inc. to be held on September 9, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Replimune Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/REPL